Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of our report dated March 31, 2008, relating to the financial statements and financial statement schedule of ESS Technology, Inc., which appears in ESS Technology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.
/ s / PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
June 30, 2008